SUBSCRIPTION FOR FLOW-THROUGH SHARES

TO:	Edge Resources Ltd. (the "Corporation")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation to be issued on a "flow-through" basis (each, a "Flow-Through Share") set forth below for the aggregate subscription price ("Aggregate Subscription Amount") set forth below, representing a subscription price of $0.29 per Flow-Through Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Flow-Through Shares of Edge Resources Ltd." attached hereto (together with this page and attached Schedules, the "Subscription Agreement"). In addition to this face page, the Subscriber must also complete all applicable Schedules attached hereto.

Aggregate Subscription Amount: $

Full Legal Name of Subscriber (please print)
Number of Flow-Through Shares:
By:	Disclosed Beneficial Purchaser Information:
Signature of Subscriber or its Authorized Representative
If the Subscriber is signing as agent for a principal and is not deemed to be purchasing as principal pursuant to NI 45-106 (as defined herein) by virtue of being either (i) a trust company or trust corporation acting on behalf of a fully managed account managed by the trust company or trust corporation or, (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in NI 45-106, complete the following and ensure that, if applicable, Schedule A or Schedule B, and in any event, Schedule C, is completed in respect of such principal:

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose
signature appears above if different than name of Subscriber)

Subscriber's Address (including postal code)

(Name of Principal)

(Principal's Address)
Telephone Number (including area code)

e-mail Address
(Telephone Number) (E-mail Address)

Principal's Social Insurance No. or Federal Business No.
Social Insurance No. or Federal Business No.
Deliver the Flow-Through Shares (if different from address above) as follows:

Register the Flow-Through Shares (if different from address above) as follows:
Name

Name	Account reference, if applicable

Account reference, if applicable	Contact Name

Address (including postal code)	Address (including postal code)

Telephone Number (including area code)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

EDGE RESOURCES LTD.	, 2010

Per:	No.:

This is the first page of an agreement comprised of 13 pages (excluding the Schedules hereto).

Edge Resources Ltd.	Page 2 of 13
Subscription Agreement for Flow-Through Shares

PLEASE MAKE SURE THAT YOUR SUBSCRIPTION INCLUDES:

1.	a signed copy of this Subscription Agreement;

2.	a certified cheque or bank draft in an amount equal to the Aggregate Subscription Amount, payable to "Tingle Merrett LLP in trust" or a wire transfer to:

Intermediary Bank:	National Bank of Canada
301 – 6th Avenue S.W.
Calgary, Alberta T2P 4M9

Swift Code:	BNDCCAMMINT
Transit No.:	14051
Institution No.:	006
Account No.:	1295727
BNF field or SWIFT field:	TingleMerrett LLP in Trust
Suite 1250, 639 – 5th Avenue S.W.
Calgary, Alberta T2P 0M9;

3.	a properly completed and duly executed copy of the appropriate investor qualification form:

•	if purchasing Flow-Through Shares as an "accredited investor", one (1) copy of a Representation Letter in the form attached to this Subscription Agreement as Schedule "A"; or

•
if resident in a province other than Saskatchewan or Ontario and purchasing Flow-Through Shares in reliance upon paragraph 3(p)(ii), one (1) copy of a Representation Letter in the form attached to this Subscription Agreement as Schedule "B";

4.	a properly completed and duly executed copy of the Private Placement Questionnaire in the form attached as Schedule "C" to this Subscription Agreement; and

5.
if the Subscriber is not an individual and (a) will hold more than 5% of the Issuer’s issued and outstanding Common Shares on a upon completion of the Private Placement; or (b) are subscribing for more than 25% of the Private Placement, one manually signed and duly completed Corporate Placee Registration Form in the form required by the TSX Venture Exchange and as attached as Schedule "D" to this Subscription Agreement, provided that such form is not required if the Subscriber has previously filed a Corporate Placee Registration Form with the TSX Venture Exchange and the information contained in such form has not changed since the last filing.

PLEASE DELIVER YOUR SUBSCRIPTION AGREEMENT TO:

TingleMerrett LLP
1250, 639 – 5th Avenue SW
Calgary, Alberta T2P 0M9

Fax: (403) 571-8008

Attention: Scott Reeves

Edge Resources Ltd.	Page 3 of 13
Subscription Agreement for Flow-Through Shares

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
FLOW-THROUGH SHARES OF EDGE RESOURCES LTD.

1.	Definitions. In this Subscription Agreement:

(a)	"Act" means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;

(b)	"Aggregate Subscription Amount" has the meaning set forth on the face page hereof;

(c)	"Closing Date" means such date(s) as the Corporation may determine;

(d)	"Commitment Amount" means an amount equal to $0.29 multiplied by the number of Flow- Through Shares subscribed for and paid for pursuant to this Subscription Agreement;

(e)	"Common Shares" means common shares in the capital of the Corporation;

(f)	"Corporation" means Edge Resources Ltd., a corporation continued under the Business Corporations Act (Alberta);

(g)	"Expenditure Period" means the period commencing on the date of acceptance of this Subscription Agreement and ending on the earlier of:

(i)	the date on which the Commitment Amount has been fully expended in accordance with the terms hereof, and

(ii)	December 31, 2011;

(h)	"Flow-Through Shares" means common shares in the capital of the Corporation to be issued on a "flow-through" basis;

(i)	"Offering" shall have the meaning ascribed thereto in paragraph 2(b) hereof;

(j)	"principal-business corporation" means a principal-business corporation as defined in subsection 66(15) of the Act; and

(k)
"Qualifying Expenditures" means Canadian exploration expense described in subsection 66.1(6) of the Act and, when renounced under subsection 66(12.66) of the Act, means Canadian exploration expense described in paragraphs (a), (d) or (f) of the definition "Canadian exploration expense" in subsection 66.1(6) of the Act or which would be included in paragraph (h) of such definition if the reference therein to "paragraphs (a) to (d) and (f) to (g.1)" were read as "paragraphs (a), (d) or (f)", excluding amounts which are prescribed to constitute "Canadian exploration and development overhead expense" under paragraph 66(12.6)(b) of the Act, amounts which are a cost of, or for the use of, certain seismic data within the meaning of paragraph 66(12.6)(b.1) of the Act, and the amount of any assistance described in paragraph 66(12.6)(a) of the Act.

2.	Acknowledgements of the Subscriber. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)	this subscription is subject to rejection or acceptance by the Corporation in whole or in part, and is effective only upon acceptance by the Corporation;

(b)
the Flow-Through Shares subscribed for by the Subscriber hereunder form part of a larger issue and sale by the Corporation of Flow-Through Shares at a subscription price of $0.29 per Flow- Through Share and Common Shares at a subscription price of $0.22 per Common Unit (the "Offering");

(c)
the Subscriber is responsible for obtaining such legal, tax and investment advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement; and

(d)	the investment in the Flow-Through Shares is a risky investment and, as a result, the Subscriber may lose its entire investment.

3.
Representations, Warranties and Covenants of the Subscriber. By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and its counsel (and acknowledges that the Corporation and its counsel are relying thereon) that:

Edge Resources Ltd.	Page 4 of 13
Subscription Agreement for Flow-Through Shares

(a)
if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute and deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder;

(b)
if the Subscriber is not an individual, the Subscriber has the requisite power, authority, legal capacity and competence to execute and deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained;

(c)
if the Subscriber is a body corporate, partnership, unincorporated association or other entity, the Subscriber has been duly incorporated or created and is validly subsisting under the laws of its jurisdiction of incorporation or creation;

(d)	this Subscription Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Subscriber;

(e)
if the Subscriber is acting as agent or trustee for a disclosed principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such disclosed principal, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such disclosed principal;

(f)
the execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transactions contemplated hereby does not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber's constating documents (if the Subscriber is not an individual) or any agreement or covenant to which the Subscriber is a party or by which it is bound;

(g)	the Subscriber confirms that the Subscriber (and, if the Subscriber is not purchasing as principal, each beneficial purchaser for whom the Subscriber is acting):

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Flow-Through Shares;

(ii)
is capable of assessing the proposed investment in the Flow-Through Shares as a result of the Subscriber's own experience or as a result of advice received from a person registered under applicable securities legislation;

(iii)	is aware of the characteristics of the Flow-Through Shares and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its entire investment in the Flow-Through Shares;

(h)
the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Flow-Through Shares;

(i)
the Subscriber understands and acknowledges that no prospectus has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Flow-Through Shares and the issuance is exempted from the prospectus requirements available under the provisions of applicable securities laws and as a result:

(i)	the Subscriber is restricted from using most of the civil remedies otherwise available under applicable securities laws;

(ii)	the Subscriber will not receive information that would otherwise be required to be provided to it under applicable securities laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities laws;

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Subscription Agreement for Flow-Through Shares

(j)
the Subscriber confirms that neither the Corporation nor any of its directors, employees, officers, agents, representatives or affiliates have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Flow-Through Shares;

(ii)	that any person will resell or repurchase the Flow-Through Shares; or

(iii)	that any person will refund the purchase price of the Flow-Through Shares;

(k)
the Subscriber confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Flow-Through Shares as an investment for the Subscriber, the tax consequences of purchasing and dealing with the Flow-Through Shares, and the resale restrictions and "hold periods" to which the Flow-Through Shares are or may be subject under applicable securities legislation or stock exchange rules, and has not relied upon any statements made by or purporting to have been made on behalf of the Corporation with respect to such suitability, tax consequences, resale restrictions and "hold periods";

(l)
the Subscriber has no knowledge of a "material fact" or a "material change" (as those terms are defined in the Securities Act (Alberta)) in the affairs of the Corporation that has not been generally disclosed;

(m)
if the Subscriber is not an individual, the Subscriber pre-existed prior to the Offering and has a bona fide business other than the investment in the Flow-Through Shares and was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in Schedule "A" hereto;

(n)
the Subscriber is resident in the jurisdiction indicated on the face page of this Subscription Agreement as the "Subscriber's Address" and the purchase by and sale to the Subscriber of the Flow-Through Shares, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale (whether with or with respect to the Subscriber or any beneficial purchaser) has occurred only in such jurisdiction;

(o)
the Subscriber acknowledges that it and/or the Corporation may be required to provide applicable securities regulatory authorities or stock exchanges with information concerning the identities of the beneficial purchasers of the Flow-Through Shares and the Subscriber agrees that, notwithstanding that the Subscriber may be purchasing the Flow-Through Shares as agent for an undisclosed principal, the Subscriber will provide to the Corporation, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing;

(p)	unless the Subscriber satisfies section 3(q), the Subscriber satisfies one of subsections (i), (ii), (iii), (iv) or (v) below:

(i)
it is purchasing the Flow-Through Shares as principal (or is deemed to be purchasing as principal) for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, and the Subscriber is an "accredited investor" as defined in National Instrument 45-106 entitled Prospectus and Registration Exemptions ("NI 45-106") and Regulation 45-106 Respecting Prospectus and Registration Exemptions ("Regulation 45-106") (which definition is reproduced in the Exhibit to Schedule "A" attached hereto) and has executed and delivered to the Corporation a Representation Letter in the form attached hereto as Schedule "A" indicating that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition; OR

(ii)
it is purchasing the Flow-Through Shares as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, it is not a resident of or otherwise subject to the applicable securities laws of Saskatchewan or Ontario, and it is:

(A)	a director, executive officer or control person of the Corporation, or of an affiliate (as defined in NI 45-106 and Regulation 45-106) of the Corporation,

(B)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation,

Edge Resources Ltd.	Page 6 of 13
Subscription Agreement for Flow-Through Shares

(C)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Corporation or an affiliate of the Corporation;

(D)	a close personal friend of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

(E)	a close business associate of a director, executive officer or control person of the Corporation, or of an affiliate of the Corporation;

(F)
a founder (as defined in NI 45-106 and Regulation 45-106) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

(G)	a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

(H)
a person (as defined in NI 45-106 and Regulation 45-106) of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in subparagraphs (A) to (G); or

(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in subparagraphs (A) to (G);

and has executed and delivered to the Corporation a Representation Letter in the form attached as Schedule "B" hereto; OR

(iii)
it is purchasing the Flow-Through Shares as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, and the aggregate acquisition cost of the Flow-Through Shares to it is not less than Cdn. $150,000 and, if the Subscriber is not an individual but is a corporation, syndicate, partnership or other form of unincorporated organization, it was not created or used solely to purchase or hold securities in reliance on the exemption set forth in this section; OR

(iv)
it is an employee, executive officer, director or consultant (as such terms (other than employee) are defined in NI 45-106 and Regulation 45-106) of the Corporation or a related entity of the Corporation and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement to provide services or continued engagement to provide services to, as applicable, the Corporation or a related entity of the Corporation; OR

(v)
if the Subscriber is not purchasing the Flow-Through Shares as a principal (or as a deemed principal pursuant to NI 45-106 or Regulation 45-106), it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Flow- Through Shares, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Flow-Through Shares for whom it may be acting, it is resident in the jurisdiction set out as the "Subscriber's Address" and each beneficial purchaser is resident in the jurisdiction set out as the "Principal's Address" on the face page hereof, and each beneficial purchaser complies with Section 3(p)(i), (ii), (iii) or (iv) hereof;

(q)
if the Subscriber does not comply with the criteria set forth in paragraph 3(p) above: (a) the purchase of the Flow-Through Shares does not contravene any of the applicable securities laws in the Subscriber's jurisdiction of residence and does not trigger (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise, or (ii) any registration or other obligation on the part of the Corporation; (b) the sale of the Flow-Through Shares as contemplated in this Subscription Agreement would, if completed, be made pursuant to an exemption from the prospectus and registration requirements under applicable securities legislation of the Subscriber's and the beneficial purchaser's jurisdiction of residence; and the Subscriber will provide such evidence of compliance with all such matters as the Corporation may request; and (c) the Subscriber and the beneficial purchaser comply with the provisions of Section 3(p) as if they were a resident of Alberta;

Edge Resources Ltd.	Page 7 of 13
Subscription Agreement for Flow-Through Shares

(r)
the Subscriber understands that it may not be able to resell the Flow-Through Shares except in accordance with limited exemptions available under applicable securities legislation, regulatory policy and stock exchange rules, and understands that the Subscriber is solely responsible for (and the Corporation is not in any way responsible for) the Subscriber's compliance with applicable resale restrictions and "hold periods";

(s)
the Subscriber understands that the Flow-Through Shares are being offered for sale only on a "private placement" basis and that the sale of the Flow-Through Shares is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus, and the requirement to sell securities through a registered dealer, or upon the issuance of such orders, consents or approvals as may be required to enable such sale to be made without complying with such requirements, and that as a consequence of acquiring the Flow-Through Shares pursuant to such exemptions, certain protections, rights and remedies provided by applicable securities legislation including statutory rights of rescission or damages in the event of a misrepresentation will not be available to the Subscriber in connection with the purchase and sale of the Flow- Through Shares;

(t)	the Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Flow-Through Shares;

(ii)	there is no government or other insurance covering the Flow-Through Shares;

(iii)	there are risks associated with the purchase of the Flow-Through Shares;

(iv)
there are restrictions on the Subscriber's ability to resell the Flow-Through Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Flow-Through Shares; and

(v)
the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Flow-Through Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(u)
the Subscriber understands that any certificates representing the Flow-Through Shares will bear a legend in accordance with applicable securities legislation and stock exchange rules indicating that the resale of such securities is restricted;

(v)
the Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than the annual financial statements, interim financial statements or any other document (excluding offering memoranda, prospectuses or other offering documents) the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation, which has been prepared for delivery to and review by prospective purchasers in order to assist them in making an investment decision in respect of the purchase of Flow-Through Shares pursuant to the Offering;

(w)
the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet) or sales literature with respect to the distribution of the Flow-Through Shares;

(x)
the Subscriber is aware that the Flow-Through Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state and that the Flow-Through Shares may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Flow-Through Shares;

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Subscription Agreement for Flow-Through Shares

(y)
the Subscriber is not a "U.S. Person" (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not acquiring the Flow-Through Shares for the account or benefit of a U.S. Person or a person in the United States;

(z)
the Subscriber acknowledges and certifies that the Flow-Through Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Flow- Through Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(aa)
the Subscriber undertakes and agrees that it will not offer or sell any of the Flow-Through Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available;

(bb)
if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Flow-Through Shares;

(cc)
the Subscriber is not the direct or indirect beneficial owner, and does not exercise control or direction over, securities of the Corporation carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation;

(dd)	except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation;

(ee)
the Subscriber is not a "control person" of the Corporation, as that term is defined in the Securities Act (Alberta), will not become a "control person" of the Corporation by purchasing the number of Flow-Through Shares subscribed for under this Subscription Agreement and does not intend to act jointly or in concert with any other person to form a control group in respect of the Corporation;

(ff)
except for this Subscription Agreement, the Subscriber has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, and acknowledges that the Corporation's counsel is acting as counsel to the Corporation and not as counsel to the Subscriber;

(gg)
the funds representing the Aggregate Subscription Amount which will be advanced on behalf of the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of the Subscriber's knowledge none of the subscription funds to be provided by the Subscriber: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber. The Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of the foregoing representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(hh)
the Subscriber acknowledges that the Corporation may complete additional financings in the future in order to develop the business of the Corporation and to fund ongoing development. There is no assurance that such financing will be available and if available, on reasonable terms. Any such financings may have a dilutive effect on current shareholders, including the Subscriber;

(ii)
the Subscriber acknowledges that an investment in the Flow-Through Shares is subject to a number of risk factors. The Subscriber covenants and agrees to comply with applicable securities legislation, including all relevant securities legislation, orders or policies concerning the purchase, holding of, and resale of the Flow-Through Shares;

(jj)	the Subscriber does not have a "prohibited relationship" with the Corporation as that term is defined in subsection 66(12.67 1) of the Act; and

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Subscription Agreement for Flow-Through Shares

(kk)	the Subscriber is, and will continue to deal, at arm's length (as defined in the Act), with the Corporation until January 1, 2012.

4.
Timeliness of Representations, etc. The Subscriber agrees (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time (as defined herein), and will survive the completion of the distribution of the Flow-Through Shares.

5.
Indemnity. The Subscriber acknowledges that the Corporation and its counsel are relying upon the representations, warranties and covenants of the Subscriber set forth herein in determining the eligibility of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder to subscribe for Flow-Through Shares) to purchase Flow-Through Shares under the Offering, and hereby agrees to indemnify the Corporation and its directors, officers, employees, advisers, affiliates, shareholders and agents (including their respective legal counsel) from and against all losses, claims, costs, expenses, damages and liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber undertakes to immediately notify the Corporation's counsel at TingleMerrett LLP, 1250, 639 – 5th Avenue S.W., Calgary, Alberta T2P 0M9, Attention: Scott Reeves, of any change in any statement or other information relating to the Subscriber set forth herein that occurs prior to the Closing Time.

6.
Deliveries by Subscriber prior to Closing. The Subscriber agrees to deliver to the Corporation or to the Corporation's counsel not later than 5:00 p.m. (Calgary time) on the day that is two business days before any Closing Date of which the Subscriber receives notice:

(a)	this duly completed and executed Subscription Agreement;

(b)
a certified cheque or bank draft made payable to "Tingle Merrett LLP in trust" in an amount equal to the Aggregate Subscription Amount, or payment of the same amount in such other manner as is acceptable to the Corporation;

(c)	a properly completed and duly executed copy of the appropriate investor qualification form(s) as described on page 2 of this Subscription Agreement;

(d)	one manually signed and duly completed Private Placement Questionnaire in the form attached as Schedule "C";

(e)
if the Subscriber is not an individual, one manually signed and duly completed Corporate Placee Registration Form in the form required by the TSX Venture Exchange and as attached as Schedule "D", provided that such form is not required if the Subscriber has previously filed a Corporate Placee Registration Form with the TSX Venture Exchange and the information contained in such form has not changed since the last filing; and

(f)	such other documents as may be requested by the Corporation as contemplated by this Subscription Agreement.

7.
Partial Acceptance or Rejection of Subscription. The Corporation may, in its absolute discretion, accept or reject the Subscriber's subscription for Flow-Through Shares as set forth in this Subscription Agreement, in whole or in part, and the Corporation reserves the right to allot to the Subscriber less than the amount of Flow-Through Shares subscribed for under this Subscription Agreement.

Notwithstanding the foregoing, the Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement will be conditional upon among other things, the sale of the Flow-Through Shares to the Subscriber being exempt from any prospectus and offering memorandum requirements of applicable securities laws. The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery at closing of the certificates representing the Flow-Through Shares to the Subscriber or upon the direction of the Subscriber in accordance with the provisions hereof.

If this Subscription Agreement is rejected in whole, any certified cheque(s) or bank draft(s) delivered by the Subscriber to the Corporation on account of the Aggregate Subscription Amount for the Flow-

Through Shares subscribed for will be promptly returned to the Subscriber without interest. If this Subscription Agreement is accepted only in part, a cheque representing the amount by which the payment delivered by the Subscriber exceeds the subscription price of the number of Flow-Through Shares sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement will be promptly delivered to the Subscriber without interest.

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Subscription Agreement for Flow-Through Shares

8.
Time and Place of Closing. Closing will be completed at the offices of TingleMerrett LLP, counsel to the Corporation, in Calgary, Alberta at 10:00 a.m. (Calgary time) or such other time as the Corporation may determine (the "Closing Time") on the Closing Date. The Corporation reserves the right to close the Offering in multiple tranches, so that one or more closings may occur.

9.	Subject to Regulatory Approval. The obligations of the parties hereunder are subject to all required regulatory approvals being obtained.

10.	Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)
the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Flow-Through Shares to the Subscriber and to incur and renounce to the Subscriber Qualifying Expenditures in an amount equal to the Commitment Amount;

(b)
the Corporation is duly incorporated and validly subsisting, and is qualified to carry on business in each jurisdiction in respect of which the carrying out of the activities contemplated hereby make such qualification necessary;

(c)	the Corporation has complied or will comply with all applicable corporate and securities laws in connection with the offer and sale of the Flow-Through Shares;

(d)
upon acceptance by the Corporation, this Subscription Agreement shall constitute a binding obligation of the Corporation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the general principles of equity including the fact that specific performance is available only in the discretion of the court;

(e)
the execution, delivery and performance of this Subscription Agreement by the Corporation and the issue of the Flow-Through Shares and the incurring of the Qualifying Expenditures and the renunciation of Qualifying Expenditures to the Subscriber pursuant hereto does not and will not constitute a breach of or default under the constating documents of the Corporation, or any law, regulation, order or ruling applicable to the Corporation, or any agreement to which the Corporation is a party or by which it is bound;

(f)	the Corporation is, and at all material times will be, a "principal-business corporation";

(g)
upon issuance pursuant to the provisions hereof, the Flow-Through Shares will be "flow-through shares" as defined in subsection 66(15) of the Act and the Flow-Through Shares will not be "prescribed shares" for the purpose of section 6202.1 of the Regulations to the Act, assuming that there are no agreements, arrangements, obligations or undertakings as contemplated by such provisions in respect of the Flow-Through Shares, other than any agreements, arrangements, obligations or undertakings to, or in respect of which, the Corporation or a specified person in respect of the Corporation is a party or has knowledge; and

(h)
other than subscription agreements entered into with subscribers for Flow-Through Shares (as defined in subsection 66(15) of the Act) of the Corporation on the date hereof, the Corporation is not a party to any agreements for the issuance of "flow-through shares" (as defined in subsection 66(15) of the Act) pursuant to which (i) the required expenditures have not been incurred; or (ii) the required amounts have not been renounced.

11.	Covenants of the Corporation. The Corporation covenants and agrees with the Subscriber:

(a)
to keep proper books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amount and the Qualifying Expenditures, and upon reasonable notice, to make such books, records and accounts available for inspection and audit by or on behalf of the Subscriber during normal business hours at the Subscriber's expense;

(b)
to incur, during the Expenditure Period, Qualifying Expenditures in an amount so as to enable the Corporation to renounce to the Subscriber (in accordance with the Act and this Subscription Agreement), Qualifying Expenditures in an amount equal to the Commitment Amount effective on or before December 31, 2010;

(c)
to renounce (in accordance with subsections 66(12.6) and 66(12.66) of the Act and this Subscription Agreement) to the Subscriber, effective on or before December 31, 2010, Qualifying Expenditures which have been or will be incurred during the Expenditure Period in an amount equal to the Commitment Amount;

Edge Resources Ltd.	Page 11 of 13
Subscription Agreement for Flow-Through Shares

(d)
to file with the Canada Revenue Agency the form prescribed by subsection 66(12.68) of the Act together with a copy of this Subscription Agreement and any "selling instruments" contemplated by such subsection within the time prescribed by the Act;

(e)
to file, on a timely basis, with the Canada Revenue Agency the form prescribed by subsection 66(12.7) of the Act necessary to give effect to any renunciation made pursuant to the terms of this Subscription Agreement;

(f)
that if the Corporation does not incur and renounce to the Subscriber effective on or before December 31, 2010 Qualifying Expenditures equal to the Commitment Amount, the Corporation shall indemnify the Subscriber as to, and pay in full settlement thereof to the Subscriber, an amount equal to the amount of any tax payable or that may become payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such failure, such payment to be made on a timely basis once the amount is definitively determined;

(g)	to deliver to the Subscriber, not later than March 31, 2011, a statement setting forth the aggregate amounts of Qualifying Expenditures renounced to the Subscriber effective as of December 31, 2010;

(h)
that all Qualifying Expenditures renounced to the Subscriber pursuant to this Subscription Agreement will be Qualifying Expenditures incurred by the Corporation that, but for the renunciation to the Subscriber, the Corporation would be entitled to deduct in computing its income for the purposes of Part I of the Act;

(i)
that the Corporation will not reduce the amount renounced to the Subscriber pursuant to subsections 66(12.6) of the Act and, in the event the Minister reduces the amount renounced to the Subscriber pursuant to subsection 66(12.73) of the Act, the Corporation shall indemnify the Subscriber as to, and pay in full settlement thereof to the Subscriber, an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial legislation) by the Subscriber as a consequence of such reduction;

(j)
that the Corporation will maintain its status as a principal-business corporation until the earlier of January 1, 2012 and the date the Corporation has fulfilled its obligations to incur and renounce Qualifying Expenditures to the Subscriber in an amount equal to the Commitment Amount;

(k)
that the Corporation has not and will not enter into any transactions or take deductions which would otherwise reduce its cumulative Canadian exploration expense as defined in subsection 66.1(6) of the Act to an extent which would preclude the renunciation of Qualifying Expenditures hereunder in an amount equal to the Commitment Amount effective on or before December 31, 2010;

(l)
that the Corporation will not be subject to the provisions of subsection 66(12.67) of the Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Subscriber in an amount equal to the Commitment Amount;

(m)
if the Corporation is required under the Act to reduce Qualifying Expenditures previously renounced to the Subscriber, the Corporation shall make such reduction pro rata by number of Flow-Through Shares issued or to be issued pursuant to flow-through agreements of even date with this Subscription Agreement provided that the Corporation shall not reduce Qualifying Expenditures renounced under this Subscription Agreement until it has first reduced to the extent possible expenditures renounced pursuant to flow-through agreements dated after the date of this Subscription Agreement; and

(n)
the Corporation shall renounce Qualifying Expenditures with respect to this Subscription Agreement and all other flow-through agreements of even date pro rata by number of Flow- Through Shares issued or to be issued pursuant thereto before renouncing expenditures pursuant to any flow-through agreements dated after the date of this Subscription Agreement.

12.	No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

13.
Governing Law. The contract arising out of acceptance of this Subscription Agreement by the Corporation shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

Edge Resources Ltd.	Page 12 of 13
Subscription Agreement for Flow-Through Shares

14.	Time of Essence. Time shall be of the essence of this Subscription Agreement.

15.
Entire Agreement. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

16.
Facsimile Copies. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

17.
Counterpart. This Subscription Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

18.	Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

19.
Survival. The covenants, representations and warranties contained in this Subscription Agreement shall survive the closing of the transactions contemplated hereby, and shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

20.
Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. In this Subscription Agreement, all references to money amounts are to Canadian dollars.

21.	Amendment. Except as otherwise provided herein, this Subscription Agreement may only be amended by the parties hereto in writing.

22.
Costs. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Flow-Through Shares to the Subscriber shall be borne by the Subscriber.

23.
Withdrawal. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

24.	Assignment. Neither party may assign all or part of its interest in or to this Subscription Agreement without the consent of the other party in writing.

25.
Language. The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Flow-Through Shares be drawn up in the English language only. Le souscripteur reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des bons de souscription spéciaux soient rédigés en anglais seulement.

Edge Resources Ltd.	Page 13 of 13
Subscription Agreement for Flow-Through Shares

PRIVACY NOTICE

This Subscription Agreement and the Schedules hereto require the Subscriber to provide certain personal information (respecting the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber is contracting) to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, to purchase the Flow-Through Shares under applicable securities laws, preparing and registering certificates representing the Flow-Through Shares to be issued hereunder and completing filings required under applicable securities legislation, regulations, rules, policies or orders or by any stock exchange or securities regulatory authority.

In addition, such personal information may be used or disclosed by the Corporation for the purpose of administering the Corporation's relationship with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting. For example, such personal information may be used by the Corporation to communicate with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting (such as by providing annual or quarterly reports), to prepare tax filings and forms or to comply with its obligations under taxation, securities and other laws (such as maintaining a list of holders of shares).

Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to securities legislation and this personal information is also being collected for the purpose of administration and enforcement of securities legislation. If it is a resident of or otherwise subject to applicable securities laws of Ontario, the Subscriber acknowledges that it has been notified by the Corporation (a) of the delivery to the Ontario Securities Commission (the "OSC") of the full name, residential address and telephone number of the Subscriber, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (b) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation; (c) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (d) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593-8086 regarding any questions about the OSC's indirect collection of this information.

In connection with the foregoing, the personal information of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, may be disclosed by the Corporation to: (i) any stock exchanges or securities regulatory or taxation authorities; (ii) the Corporation's registrar and transfer agent (if applicable), and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books prepared in respect of the Offering.

By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom it is contracting) hereby consents to the collection, use and disclosure of such personal information. The Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom it is contracting) also consents to the filing of copies or originals of any of the documents provided to the Corporation by or on behalf of the Subscriber with any securities regulatory authority in relation to the transactions contemplated by this Subscription Agreement.

SCHEDULE "A"

REPRESENTATION LETTER

TO BE COMPLETED BY ACCREDITED INVESTORS

TO:	Edge Resources Ltd. (the "Corporation")

In connection with the purchase of Flow-Through Shares of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf is purchasing as agent (the "Subscriber", for the purposes of this Schedule "A"), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its legal counsel are relying thereon) that:

1.	The Subscriber is purchasing the Flow-Through Shares as principal for its own account or complies with the provisions of paragraph 3(p)(v) of the Subscription Agreement;

2.
The Subscriber is an "accredited investor" (within the meaning of National Instrument 45-106 and Regulation 45-106) on the basis that the Subscriber fits within one or more categories of the definition of an "accredited investor" reproduced in the Exhibit attached to this Representation Letter and beside which the Subscriber has marked his initials; and

3.	Upon execution of this Schedule "A" by the Subscriber, this Schedule "A" shall be incorporated into and form a part of the Subscription Agreement.

Name of Subscriber (please print)

By:
Authorized Signature

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose signature appears above different than name of Subscriber)

DATED at                                                   this _______ day of ____________ , 2010.

IMPORTANT PLEASE COMPLETE THE EXHIBIT TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

EXHIBIT TO SCHEDULE "A"

TO BE COMPLETED BY ACCREDITED INVESTORS

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

Please complete the Representation Letter to the Corporation by marking your initials beside the category or categories of "accredited investor" to which you belong:

Meaning of "Accredited Investor"

"Accredited investor" is defined in Section 1.1 of National Instrument 45-106 and Regulation 45-106 to mean any person who fits within any of the following categories at the time of the sale of securities to that person:

______ (a)	a Canadian financial institution, or a bank listed in Schedule III of the Bank Act (Canada),

______ (b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

______ (c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

______ (d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

______ (e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

______ (f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,

______ (g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

______ (h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

______ (i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

______ (j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

______ (k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

______ (l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

______ (m)	a person, other than an individual or an investment fund, that has net assets of at least $5,000,000, as shown on its most recently prepared financial statements,

______ (n)	an investment fund that distributes or has distributed its securities only to:

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)
a person that acquires or acquired securities in the circumstances referred to in section 2.10 of National Instrument 45-106 and Regulation 45-106 (where the person subscribes for a minimum amount investment) and Section 2.19 of National Instrument 45-106 and Regulation 45-106 (where the person makes an additional investment in investment funds), or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106 and Regulation 45-106 (investment fund reinvestment),

______ (o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

______ (p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

______ (q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund,

______ (r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

______ (s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

______ (t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

______ (u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

______ (v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)	an accredited investor, or

(ii)	an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 and Regulation 45-106 come into force.

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

Interpretative Aids

The following definitions relate to certain of the categories of National Instrument 45-106 and Regulation 45-106 set forth above:

(a)	"Canadian financial institution" means:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	"Canadian securities regulatory authorities" means the securities commissions and similar regulatory authorities of each of the provinces or territories of Canada;

(c)	"eligibility adviser" means:

(i)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(ii)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons; and

(B)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)
"EVCC" means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments;

(e)	"financial assets" means:

(i)	cash;

(ii)	securities; or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(g)
"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	"investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC;

(i)	"jurisdiction" means a province or territory of Canada;

(j)	"person" includes:

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(k)	"related liabilities" means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(l)	"securities legislation" means, for the local jurisdiction, the statute and other instruments issued by the securities regulator authority of the local jurisdiction;

(m)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

(n)
"VCC" means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments.

All monetary references are in Canadian dollars.

REPRESENTATION LETTER

TO BE COMPLETED BY SUBSCRIBERS RELYING ON PARAGRAPH 3(p)(ii)

TO:           Edge Resources Ltd. (the "Corporation")

In connection with the purchase of Flow-Through Shares of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber", for the purposes of this Schedule "B"), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that the Subscriber is:

(check one of the following categories)

☐	a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

☐	a spouse, parent, grandparent, brother, sister or child of a director, executive officer, founder or control person of the Corporation or of an affiliate of the Corporation;

☐	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

☐	a "close personal friend", as such term is defined below, of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

☐	a "close business associate", as such term is defined below, of a director, executive officer or control person of the Corporation or of an affiliate of the Corporation;

☐
a "founder" of the Corporation, as such term is defined below, or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

☐	a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

☐	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described above; or

☐	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described above.

Please briefly describe the nature of the relationship:

Interpretive Aids

"Close Personal Friend" is an individual who has known the director, executive officer, founder or control person well enough and for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. The term "close personal friend" can include family members not already specifically identified in the exemption if the family member satisfies the criteria described above.

An individual is not a close personal friend solely because the individual is a relative or a member of the same organization, association or religious group or a client, customer or former client or customer.

The relationship between the purchaser and director, executive officer, founder or control person must be direct. For example, the exemption is not available for a close personal friend of a close personal friend of the director, executive officer, founder or control person.

"Close Business Associate" is an individual who has had sufficient prior business dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness.

An individual is not a close business associate solely because the individual is a client, customer or former client or customer.

B-1

The relationship between the purchaser and director, executive officer, founder or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, executive officer, founder or control person.

"Control Person" means any person that holds or is one of a combination of persons that holds:

(a)	a sufficient number of any of the securities of the Corporation so as to affect materially the control of the Corporation; or

(b)	more than 20% of the voting shares of the Corporation except where there is evidence showing the holding of the shares does not affect materially the control of the Corporation.

"Executive Officer" means, for the Corporation, an individual who is:

(a)	a chair, vice-chair or president;

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)	an officer of the Corporation or any of its subsidiaries and who performs a policy-making function in respect of the Corporation, or

(d)	performing a policy-making function in respect of the Corporation.

"Founder" means a person or company who,

(a)
acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation, and

(b)	at the time of the proposed trade, is actively involved in the business of the Corporation.

"Person" includes:

(a)	an individual;

(b)	a corporation;

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(d)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative.

Name of Subscriber (please print)

By:
Authorized Signature

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose signature appears above different than name of Subscriber)

DATED at _____________________ this _______ day of ______, 2010.

B-2

FOR COMPLETION BY ALL SUBSCRIBERS

INFORMATION REGARDING THE SUBSCRIBER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.
Security Holdings. The Subscriber and all persons acting jointly and in concert with the Subscriber own, directly or indirectly, or exercises control or direction over (provide additional detail as applicable):

☐
___________________________  common shares of Edge Resources Inc. (the "Corporation") and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Subscriber to acquire additional common shares or other kinds of shares of the Corporation:

☐	No shares of the Corporation or securities convertible into shares of the Corporation.

2.	Insider Status. The Subscriber either:

☐	Is an "Insider" of the Corporation as defined in the Policies of the TSX Venture Exchange (the "Exchange"), by virtue of being:

(a)	a director or senior officer of the Corporation;

(b)	a director or senior officer of a company that is an Insider or subsidiary of the Corporation;

(c)
a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Issuer's outstanding voting shares;

(d)	the Corporation itself if it holds any of its own securities.

☐	Is not an Insider of the Corporation.

3.	Pro Group Status. The Subscriber either:

☐	Is a Member of the "Pro Group", which is defined in the Rules of the Exchange as either individually or as a group:

1.	the member (i.e. a member of the Exchange under the Exchange requirements);

2.	employees of the member;

3.	partners, officers and directors of the member;

4.	affiliates of the member; and

5.	associates of any parties referred to in subparagraphs 1 through 5;

☐	Is not a member of the Pro Group.

D-1

4.	Corporate Status. If the Subscriber is a corporation or a portfolio manager (mark one)

(a)	☐	the Subscriber confirms that the Subscriber has filed a Form 4C Corporate Placee Registration Form with the Exchange and the information contained in such form is accurate as at the date hereof; or

(b)	☐
the Subscriber has read and duly completed the Form 4C Corporate Placee Registration Form, a copy of which follows this form and is marked as Schedule "C", required by the Exchange and authorizes the Corporation to file the certification with Exchange.

Dated at                                                    , this ____ day of _____________________ , 2011.

(Name of Subscriber – please print)

(Telephone Number of Subscriber)

(e-mail address)

(Signature of Subscriber or Authorized Signatory, as applicable)

(If applicable, print name of Authorized Signatory and Office)

C-1

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

Name:
Complete Address:
Jurisdiction of Incorporation or Creation:

2.	(a) Is the Placee purchasing securities as a portfolio manager (Yes/No)? _____________

(b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ______________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)
It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in _______________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and;

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

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4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at                                                                    on                                                       , 2010.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

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